UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

KELLY SERVICES, INC.

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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

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(Address of principal executive offices)

(Zip Code)

(248) 362-4444

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities.

On September 15, 2014, the Board of Directors of Kelly Services, Inc. (“Kelly”) approved a management simplification restructuring plan (“Plan”) that was subsequently communicated to Kelly personnel in October 2014. We expect to complete this Plan during the fourth quarter of 2014.

We began 2014 with a firm commitment to growth and a clear plan for accelerating Kelly’s strategic priorities through significant investments in our Professional and Technical specialties, our Outsourcing and Consulting Group (“OCG”) practices and our centralized approach to servicing large customers. We have executed these investments on schedule, and the Plan now brings additional efficiency to our operating models across the organization by:

-	In the Americas segment:
o	Streamlining our local U.S. field operations through the closure or consolidation of approximately 50 branches
o	Simplifying our centralized large account delivery structure
o	Simplifying our U.S. management structure
-	Continuing to align OCG resources more efficiently against areas that deliver rapid growth and return on investment
-	Optimizing our headquarters operations

Estimated headcount reduction related to the above actions is approximately 100 permanent positions across our global workforce, including several senior leadership positions that will be vacated at the end of December 2014. The headcount reduction related to the Americas segment is estimated to be 40 positions, OCG headcount is estimated to be reduced by 5 positions and corporate headquarters is estimated to be reduced by 55 positions.

Related to this Plan, we reported restructuring charges of $3.7 million, consisting entirely of severance costs, in the third quarter of 2014. These severance costs include contract termination costs of $2.9 million and substantive plan costs of $0.8 million. Subsequent restructuring charges, to be incurred in the fourth quarter, are estimated to range between $5.3 million to $6.3 million and will include additional severance, as well as lease termination costs of approximately $2.0 million.

We estimate restructuring charges to total between $9.0 million to $10.0 million, as detailed below, and will be recorded entirely in corporate selling, general, and administrative expenses. The majority of these costs will result in future cash expenditures, starting in the fourth quarter of 2014.

	Severance Costs			Lease Termination Costs			Total
	(In millions of dollars)
	Range			Range			Range
Americas	$ 1.8	-	$ 2.0	$ 1.9	-	$ 2.1	$ 3.7	-	$ 4.1
OCG	1.3	-	1.5	0.0	-	0.0	1.3	-	1.5
Corporate Headquarters	4.0	-	4.4	0.0	-	0.0	4.0	-	4.4

Total	$ 7.1	-	$ 7.9	$ 1.9	-	$ 2.1	$ 9.0	-	$ 10.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: October 28, 2014

/s/ Patricia Little
Patricia Little
Executive Vice President and Chief Financial Officer

KELLY SERVICES, INC.

Date: October 28, 2014

/s/ Olivier Thirot
Olivier Thirot
Senior Vice President and Chief Accounting Officer

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